HARBOR POINTE, LP

FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

HARBOR POINTE, LP

TABLE OF CONTENTS

PAGE
Independent auditors' report	1

Financial statements:

Balance sheets	2

Statements of operations	3

Statements of changes in partners' equity (deficit)	4

Statements of cash flows	5

Notes to financial statements	6 -10

Supplemental information:

Schedule of operations	12 -13

INDEPENDENT AUDITORS' REPORT

To the Partners
Harbor Pointe, LP

We have audited the accompanying balance sheets of HARBOR POINTE, LP (a limited partnership) as of December 31, 2008 and 2007, and the related statements of operations, changes in partners' equity (deficit), and cash flows for the years then ended.  These financial statements are the responsibility of the Partnership's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HARBOR POINTE, LP as of December 31, 2008 and 2007, and the results of its operations, its changes in partners' equity (deficit), and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole.  The supplemental information on pages 12 - 13 is presented for purposes of additional analysis and is not a required part of the basic financial statements.  Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

February 15, 2009

HARBOR POINTE, LP
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

ASSETS
	2008	2007
Property and equipment, at cost
Land	$293,689	$293,689
Land improvements	533,292	533,292
Building	3,259,695	3,259,695
Equipment	225,018	225,018
	4,311,694	4,311,694
Accumulated depreciation	(755,721)	(616,070)

	3,555,973	3,695,624
Other assets
Cash, operating	32,037	45,730
Tax and insurance escrow	9,691	9,295
Accounts receivable	200	4
Tenant security deposits	11,383	11,358
Prepaid expenses	516	5,454
Required reserves	220,644	204,309
Monitoring fee, net of accumulated amortization
$9,533 and $7,773 for 2008 and 2007, respectively	16,867	18,627

	291,338	294,777

	$3,847,311	$3,990,401

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$223	$918
Current portion State Home mortgage payable	16,430	16,620
Prepaid rents	308	463
Tenant security deposits	11,383	11,358

Total current liabilities	28,344	29,359

Other liabilities
Due to developer	3,149	24,105
State Home mortgage, net current portion	2,057,738	2,072,789

	2,060,887	2,096,894

Partners' equity (deficit)	1,758,080	1,864,148

	$3,847,311	$3,990,401

See auditors' report and accompanying notes

HARBOR POINTE, LP
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

Income from rental operations	2008	2007

Gross rent potential	$218,971	$217,700
Vacancies and rental concessions	(1,584)	(1,158)
Other rental income	1,069	619
	218,456	217,161

Operating expenses
Management fees	22,995	22,855
Repairs and maintenance	31,468	25,856
Salaries	35,338	31,615
Utilities	14,052	14,272
Real estate taxes	38,817	40,079
Insurance	6,394	6,678
Administrative	20,526	19,457
	169,590	160,812

Net rental operating income	48,866	56,349

Other income (expenses)
Interest income	6,368	8,997
Amortization	(1,760)	(1,760)
Depreciation	(139,651)	(139,941)
Asset management fee	(1,000)	(1,000)
Interest	(18,891)	(20,983)

	(154,934)	(154,687)

Net loss	$(106,068)	$(98,338)

See auditors' report and accompanying notes

HARBOR POINTE, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

	General	Limited
	Partner	Partners	Total

Partners' equity (deficit),
December 31, 2006	$(32)	$1,962,518	$1,962,486

Net income (loss)	(10)	(98,328)	(98,338)

Partners' equity (deficit),
December 31, 2007	(42)	1,864,190	1,864,148

Net income (loss)	(11)	(106,057)	(106,068)

Partners' equity (deficit),
December 31, 2008	$(53)	$1,758,133	$1,758,080

HARBOR POINTE, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

	2008	2007
Cash flows from operating activities
Net income (loss)	$(106,068)	$(98,338)
Adjustments to reconcile net income (loss) to
net cash provided by operating activities
Loss on disposal of asset	-	580
Amortization	1,760	1,760
Depreciation	139,651	139,941
Change in accounts receivable	(196)	213
Change in prepaid expenses	4,938	5,425
Change in security deposit - funded	(25)	212
Change in accounts payable and accrued expenses	(695)	335
Change in prepaid rent	(155)	24
Change in security deposit - liability	25	(212)

Total adjustments	145,303	148,278

Net cash provided by operating activities	39,235	49,940

Cash flows from investing activities
Net (deposits) releases to/from tax and insurance escrow	(396)	(11,730)
Net deposits to required reserves	(16,335)	(86,140)

Net cash used by investing activities	(16,731)	(97,870)

Cash flows from financing activities
Principal payment on State Home loan	(15,241)	(16,469)
Payment to developer	(20,956)	(930)

Net cash used by financing activities	(36,197)	(17,399)

Net decrease in cash	(13,693)	(65,329)

Cash, beginning of year	45,730	111,059

Cash, end of year	$32,037	$45,730

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the years for interest on mortgage	$18,891	$20,983

HARBOR POINTE, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Note A
Organization and Summary of Significant Accounting Policies

Harbor Pointe, LP ("the Partnership") was formed in 2001 under the laws of the state of Georgia for the purpose of constructing and operating a 56-unit apartment community ("Harbor Pointe") located in Tifton, Georgia.

The following significant accounting policies have been followed in the preparation of the financial statements:

a.     Basis of Accounting:

The financial statements of the Partnership are prepared on the accrual basis of accounting and in accordance with generally accepted accounting principles.

b.     Tenant Rent Receivables:

Management considers tenant rent receivables to be fully collectible; accordingly, no allowance for doubtful accounts is required.  Uncollectible rent receivables are charged to operations upon management's determination that collection of the receivable is unlikely.

c.     Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d.     Rental Property:

Property and equipment have been recorded at cost.  Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations using the straight-line method over their estimated service lives of 40 years for buildings, 10 years for equipment and 15 years for land improvements.

Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized.  When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income.

e.     Impairment of Long-Lived Assets:

In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Partnership reviews its rental property for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recovered.  If the fair value is less than the carrying amount of the asset, an impairment loss is recognized for the difference.  No impairment loss has been recognized during the years ended December 31, 2008 and December 31, 2007.

HARBOR POINTE, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Note A
Organization and Summary of Significant Accounting Policies (Continued)

f.     Income Taxes:

Income or loss of the Partnership is allocated .01% to the general partner and 99.99% to the limited partners.  No income tax provision has been included in the financial statements, since income or loss of the Partnership is required to be reported by the partners on their respective income tax returns.  Management has elected to defer the application of FAS FIN 48, Accounting for Uncertain Tax Positions in accordance with FSP FIN 48-3.  The Partnership will continue to follow FAS 5, Accounting for Contingencies, until it adopts FIN 48.

g.	Rental Income:

Rental income is recognized for residential units as they accrue.  Rental payments received in advance are deferred until earned.  All leases between the Partnership and tenants of the property are operating leases.

h.	Amortization:

Compliance monitoring fees have been recorded at cost.  Amortization has been provided for using the straight-line method over 15 years.  Amortization expense for each of the next five years is expected to be $1,760.

i.     Reclassifications:

Certain items on the 2007 financial statements have been reclassified to conform to the 2008 presentation.

Note B
Required Reserves

In accordance with the provisions of the mortgage agreement, certain reserves are required to be established to be used for property replacement, budgeted expense items and loan payments as follows:

	2008	2007

Excess operating reserve	$ 67,982	$66,545
Replacement reserve	51,421	39,105
Operating deficit reserve	99,239	96,702
Rent-up reserve	2,002	1,957

Ending balances	$ 220,644	$ 204,309

HARBOR POINTE, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Note C
Mortgage Payable
2008   2007

The Partnership has a mortgage note with the Georgia Department of Community Affairs (State Home Bank) in the original amount of $2,141,000 secured by a deed of trust on the rental  property.  The mortgage bears an interest rate of 1% per annum with monthly installments of $3,121 for 300 months maturing December 1, 2024.$2,074,168$2,089,409

Aggregate annual maturities for the notes payable over each of the next five years are as follows:

December 31,	Amount
2009		$16,430
2010	12,648
2011	12,775
2012	12,903
2013	13,033
2014 - thereafter	2,006,379
		2,057,738 2,057,738

		$2,074,168$2,074,168

Note D
Development Fees

The developer, an affiliate of the general partner of the Partnership, will receive a developer's fee of $574,000 for its services during the development and construction of the Project.  The fee is to be paid in installments as defined in the development agreement.  As of December 31, 2008 and 2007, $3,149 and $24,105, respectively, of this fee remained payable at year end.  The developer's fee has been capitalized into the building basis.

Note E
Management Fees

The Partnership is managed by Boyd Management, Inc., pursuant to an agreement effective December 2004.  During the years ended December 31, 2008 and 2007, Boyd Management, Inc. earned fees of $22,995 and $22,855, respectively.As of December 31, 2008 and 2007, $215 and $650 remains payable, respectively.

HARBOR POINTE, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Note F
Partnership Fees

Asset Management Fee:

The Partnership shall pay to the limited partner an asset management fee equal to $1,000.  The fee shall be paid annually provided however that if in any year operating income is insufficient to pay the full $1,000, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient net operating income. The Partnership incurred fees of $1,000 and $1,000, respectively, for these services for the years ended December 31, 2008 and 2007.  As of December 31, 2008 and 2007, $0 remains payable.

Incentive Management Fee:

The Partnership shall pay to the general partner an incentive management fee equal to $500.  The fee shall be paid annually; provided however, that if in any year operating income is insufficient to pay the full $500, the unpaid portion shall not accrue for payment in subsequent years.  The Partnership incurred fees of $0 and $0, respectively, for these services for the years ended December 31, 2008 and 2007.

Tax Credit Compliance Fee:

The Partnership shall pay to the general partner a tax credit compliance fee equal to $500.  The fee shall be paid annually; provided however, that if in any year operating income is insufficient to pay the full $500, the unpaid portion shall not accrue for payment in subsequent years.  The Partnership incurred fees of $0 and $0, respectively, for these services for the years ended December 31, 2008 and 2007.

Note G
Partnership Profits, Losses and Distributions

Operating profits and losses are allocated 99.99% to the limited partners and .01% to the general partner.  Tax credits are to be allocated 99.99% to the limited partners and .01% to the general partner.  Profit or loss and cash distributions from sales of property will be allocated as formulated in the partnership agreement.

Note H
Concentration of Credit Risk Arising from Cash Deposits in Excess of Insured Limits

The Partnership maintains its cash balances and reserve balances in bank deposits that at times may exceed federally insured limits. The Partnership has not experienced any losses associated with these deposits.   The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

HARBOR POINTE, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Note I
Commitments and Contingencies

As incentive for investment equity, the Partnership applied for and received an allocation certificate for housing tax credits established by the Tax Reform Act of 1986.  To qualify for the tax credits, the Partnership must meet certain requirements, including attaining a qualified basis sufficient to support the credit allocation.  In addition, tenant eligibility and rental charges are restricted in accordance with Internal Revenue Code Section 42.  Management has certified that each tax credit unit has met these qualifications to allow the credits allocated to each unit to be claimed. Compliance with these regulations must be maintained in each of the fifteen consecutive years of the compliance period.  Failure to maintain compliance with occupant eligibility, unit gross rent, or to correct noncompliance within a reasonable time period could result in recapture of previously claimed tax credits plus interest.

SUPPLEMENTAL INFORMATION

HARBOR POINTE, LP
SCHEDULES OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 2008 AND 2007

	2008	2007
REVENUE
Gross rental revenue	$ 218,971	$ 217,700
Less: Vacancies	(1,584)	(1,158)

Subtotal	217,387	216,542

Vacancy percentage	0.72%	0.53%

Tenant late fees	40	0
Tenant charges for damages	255	486
Interest income	6,368	8,997
Miscellaneous income	774	133

Total revenue	224,824	226,158

EXPENSES
Advertising	1,252	953
Professional fees	7,373	5,250
Office expenses	1,677	4,208
Other	5,138	3,847
Payroll taxes	3,038	2,697
Telephone	2,015	2,224
Travel	33	278

General and administrative subtotal	20,526	19,457

Cable	1,274	1,253
Cleaning	1,808	2,356
Decorating/Improvements	1,345	1,673
Garbage and trash	1,654	1,905
Electric	11,152	11,323
Insurance	6,394	6,678
Grounds	8,289	9,864
Maintenance	17,112	9,302
Payroll	13,935	11,675
Pest control	1,260	756
Water and sewer	1,626	1,696
Real estate taxes	38,817	40,079
Manager payroll	21,403	19,940
Management fee	22,995	22,855

Operating expenditure subtotal	149,064	141,355

Total expenses	169,590	160,812

Net income available	$ 55,234	$ 65,346

Replacement reserve	$ 12,244	$ 11,536

Income to service debt	$ 42,990	$ 53,810

Debt service #1	$ 37,452	$ 37,452

See auditors' report

HARBOR POINTE, LP
SCHEDULES OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 2008 AND 2007

	2008	2007
Summary of Operating and Administrative Expenses

General and administrative	$ 20,526	$ 19,457

Utilities	14,052	14,272

Payroll	35,338	31,615

Maintenance	31,468	25,856

Management fees	22,995	22,855

Tax	38,817	40,079

Insurance	6,394	6,678

Total expenses	$ 169,590	$ 160,812

Revenue growth rate	(0.59)%	1.53%

Expense growth rate	5.46%	3.58%

Total number of units: 56 Per-unit replacement reserve	$216	$206

See auditors' report